Case 06-16350-PGH Document 808 Filed 08/03/2007 Page 1 of 2


                                              [GRAPHIC OMITTED][GRAPHIC OMITTED]


ORDERED in the Southern District of Florida on August 03, 2007.


                                                /s/ Paul G. Hyman
                                               ------------------------------
                                               Paul G. Hyman, Chief Judge
                                               United States Bankruptcy Court

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                     UNITED STATES BANKRUPTCY COURT FOR THE
                          SOUTHERN DISTRICT OF FLORIDA
                            WEST PALM BEACH DIVISION
                              www.flsb.uscourts.gov

IN RE:                                     :  CHAPTER 11
                                           :
ITG VEGAS, INC. et al.,                    :  CASE NO. 06-16350-BKC-PGH
                                           :  (Jointly Administered)
                  Debtors.                 :
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                      ORDER APPROVING SELECTION OF TRUSTEE

     The United States Trustee, having advised this Court that Mark T. Calvert, 35300 Center Street SE, Snoqualmie, WA 98065, 206-909-3636, has been selected for appointment by the United States Trustee as the chapter 11 trustee in this case, and the Court having reviewed and considered the United States Trustee's Application For Approval Of Appointment Of Chapter 11 Trustee, it is

     ORDERED that,  pursuant to 11 U.S.C.  Section 1104, the appointment of Mark
T. Calvert as chapter 11 trustee is approved, and it is further

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           Case 06-16350-PGH Document 808 Filed 08/03/2007 Page 2 of 2

     ORDERED that the trustee shall have all the powers and duties of a trustee under 11 U.S.C. Section 1106 and the authority to operate the debtor's business pursuant to 11 U.S.C. Section 1108. The Trustee shall be responsible for filing with the Court and submitting to the United States Trustee and the Bankruptcy Court Clerk all monthly reports required by the United States Trustee and any other information reasonably necessary to allow the United States Trustee to administer this case.

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Submitted by:

Heidi A. Feinman
Trial Attorney
U.S. Department of Justice Office of the U.S. Trustee
51 S.W. 51st Ave.
Suite 1204
Miami, FL 33130
(305) 536-7285
(305) 536-7360
heidi.a.feinman@usdoj .gov

copies to:

All Creditors and Interested Parties (By Clerk's Office)